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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of American Aircarriers Support, Incorporated, of our report dated January 29, 1999 (except for Note 9 as to which the date is March 4, 1999) on the financial statements for the years ended December 31, 1998 and 1997 appearing in the Annual Report on Form 10-KSB of American Aircarriers Support, Incorporated filed on March 16, 1999 and amended on June 3, 1999, and to the reference to the firm under the heading "Experts".



         /s/ Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina
November 19, 1999